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                                                                    EXHIBIT 10.3

     AMENDMENT NO. 1 (this "Amendment"), dated as of May 12, 2003, to the Warrant to purchase 82,500 shares of Common Stock, par value $0.001 per share, of Cambridge Heart, Inc., a Delaware corporation (the "Company"), issued as of September 14, 2000 (the "Warrant") to The Tail Wind Fund Ltd. (the "Warrantholder").

     WHEREAS, the Company and the Warrantholder desire to amend the Warrant as set forth below;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Company and the Warrantholder, the Company and the Warrantholder hereby agree as follows:

     1. The exercise price of $3.50 in the first sentence of the first paragraph of the Warrant is hereby deleted and replaced with the exercise price of $0.34.

     2. Except as set forth herein, the Warrant shall remain in full force and effect without modification.

     3. This Amendment may be executed in more than one counterpart and as so executed shall constitute a single instrument, notwithstanding that all of the parties have not signed the same counterpart.

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     IN WITNESS WHEREOF, the Company and the Warrantholder have executed this
Amendment as of the date first above written.


                                THE TAIL WIND FUND LTD.


                                By: /s/ David Crook
                                   -----------------
                                   Name: David Crook
                                   Title:


                                CAMBRIDGE HEART, INC.


                                By: /s/ David A. Chazanovitz
                                    ------------------------
                                    Name:  David A. Chazanovitz
                                    Title: President and Chief Executive Officer